Exhibit (g)(1)

Amended and Restated Custodian Agreement between Registrant and Investors Bank &
Trust Company, dated September 1, 2006.

Exhibit (g)(1)

AMENDED AND RESTATED CUSTODIAN
AGREEMENT

     AGREEMENT made as of this 1st day of September, 2006 (the “Agreement”), between each of the entities listed on Appendix A hereto (each, a “Fund” and collectively, the “Funds”) in respect of its portfolios listed on Appendix A hereto (each, a “Portfolio” and collectively, the “Portfolios”), as such Appendix A may be amended in writing by the parties from time to time, and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the “Bank”).

     WHEREAS, the parties to this Agreement entered into a Custodian Agreement as of 15 August, 2003 (the “Existing Agreement”) pursuant to which each Fund agreed to place and maintain securities and cash attributable to its Portfolios in the custody of the Bank;

     WHEREAS, the Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 (the “1940 Act”);

     WHEREAS, the parties wish to amend and restate the Existing Agreement as set forth below;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

     1. Bank Appointed Custodian. Each Fund in respect of each Portfolio thereof hereby appoints the Bank as custodian of the securities and cash attributable to such Portfolio delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement, each Fund in respect of each Portfolio thereof agrees to pay to the Bank, solely out of the assets attributable to the applicable Portfolio, fees as may be agreed to from time to time in writing between the parties.

     2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

     2.1 Account. The term “Account” shall mean an account of the Bank (or its agent) in a Book-Entry System (as hereinafter defined);

     2.2 Authorized Person. The term “Authorized Person” shall mean any of the persons duly authorized to give Proper Instructions (as hereinafter defined) or otherwise act on behalf of a Fund in respect of a Portfolio by appropriate resolution of the Fund’s Board (as hereinafter defined) or Manager (as hereinafter defined), as the case may be, and set forth in a certificate as required by Section 4 hereof;

     2.3 Bank Indemnified Parties. The term “Bank Indemnified Parties” shall mean, collectively, the Bank or any of its officers, directors, employees, or agents;

     2.4 Board. The term “Board” shall mean the Board of Directors or the Board of Trustees of a Fund, as the case may be;

     2.5 Book Entry Paper. The term “Book-Entry Paper” shall mean commercial paper in book-entry form;

     2.6 Book-Entry System. The term “Book-Entry System” shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality, and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees;

     2.7 Claim. The term “Claim” shall mean any loss, damage, liability, actions, suits, claims, costs, and expenses, including reasonable legal fees, to which a party hereto may become subject;

     2.8 Corporate Action. The term “Corporate Action” shall mean a corporate action taken or intended to be taken by an issuer of any Portfolio Security (as hereinafter defined) that affects the rights, privileges, powers, preferences, qualifications, or ownership of a Portfolio Security;

     2.9 Delegation Agreement. The term “Delegation Agreement” shall mean the Delegation Agreement between a Fund and the Bank;

     2.10 Deposit Bank. The term “Deposit Bank” shall mean the banking institution at which interest-bearing fixed-term and call deposits are made on behalf of the Fund;

     2.11 Depository. The term “Depository” shall mean The Depository Trust Company (“DTC”), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”), its successor or successors and its nominee or nominees. The term “Depository” further shall mean and include any other person authorized to act as a depository, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board or the Manager of a Fund;

     2.12 Eligible Foreign Custodian. The term “Eligible Foreign Custodian” shall mean each foreign sub-custodian selected by the Foreign Custody Manager;

     2.13 European Branch. The term “European Branch” shall mean a European branch of a U.S. banking institution;

     2.14 Foreign Custody Manager. The term “Foreign Custody Manager” shall have the meaning given to it in Rule 17f-5 promulgated under the 1940 Act;

     2.15 Foreign Exchange Agreements. The term “Foreign Exchange Agreements” shall mean foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery;

     2.16 Foreign Portfolio Security. The term “Foreign Portfolio Security” shall mean any security owned by a Fund in respect of a Portfolio that is not denominated in U.S. Dollars or whose primary trading market is located outside the United States;

     2.17 Foreign Sub-Custodian Agreement. The term “Foreign Sub-Custodian Agreement” shall mean the agreements pursuant to which a foreign banking institution holds assets of a Fund attributable to a Portfolio thereof;

     2.18 Initial Term. The term “Initial Term” shall have the meaning set forth in Section 16.1 hereof;

     2.19 Issuers. The term “Issuers” shall mean issuers with whom the Bank has entered into a book-entry agreement;

     2.20 Manager. The term “Manager” shall mean, when referring to any Fund that has a manager, Fischer Francis Trees & Watts, Inc. or any otherwise specified investment manager or advisor of such Fund;

     2.21 NASD. The term NASD shall mean the National Association of Securities Dealers, Inc.;

     2.22 Officers’ Certificate. The term “Officers’ Certificate” shall mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any one (1) Authorized Person of a Fund in respect of a Portfolio;

     2.23 Portfolio Security. The term “Portfolio Security” shall mean any security owned by a Fund in respect of a Portfolio;

     2.24 Proper Instructions. The term “Proper Instructions” shall mean (i) written or electronic instructions regarding the purchase or sale of Portfolio Securities for a Fund in respect of a Portfolio, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) by a Fund in respect of a Portfolio regarding other matters signed or initialed by an Authorized Person. Oral instructions will not be accepted. The Bank shall act upon and comply with any subsequent Proper Instructions that modify any prior Proper Instructions, and the obligation of the Bank with respect to any follow-up or confirmatory Proper Instructions shall be to make reasonable efforts to detect any discrepancy between the original Proper Instructions and such confirmation and to report such discrepancy to the Fund affected by such discrepancy and its Manager. Each Fund shall be responsible, at such Fund’s expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, such Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers’ Certificate as to the authorization by the Board or the Manager accompanied by a detailed description of procedures approved by a Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices, provided that the Board and the Bank are satisfied that such procedures afford adequate safeguards for the Fund’s assets; each Fund hereby agrees that such procedures afford adequate safeguards for such Fund’s assets;

     2.25 Releases. The term releases shall mean Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) promulgated by the Securities and Exchange Commission;

     2.26 Renewal Term. The term “Renewal Term” shall have the meaning set forth in Section 16.1 hereof;

     2.27 Response. The term “Response” shall mean an affirmative response or action required on the part of the holder of a Portfolio Security in response to a Corporate Action;

     2.28 Response Deadline. The term “Response Deadline” shall mean the Bank’s deadline for receipt from a Fund of Proper Instructions regarding a Response;

     2.29 Rights. The term “Rights” shall mean any voting rights, subscription rights, redemption rights, exchange rights, conversion rights, or tender rights, or any other action in connection with any other right, interest, or privilege with respect to Foreign Portfolio Securities;

     2.30 Security. The term “security”, when used herein, shall have the same meaning assigned to such term in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon;

     2.31 Selected Foreign Sub-Custodian. The term “Selected Foreign Sub-Custodian” shall mean the foreign banking institutions and foreign securities depositories then part of the Bank’s subcustodian network;

     2.32 Subsequent Staff Positions. The term “Subsequent Staff Positions” shall mean any subsequent amendments to, published interpretations of, or general conventions accepted by the staff of the Securities and Exchange Commission with respect to the Releases or the subject matter thereof;

     2.33 Terms and Conditions. The term “Terms and Conditions” shall mean the Terms and Conditions Governing the Euro-clear System; and

     2.34 Yield Calculation. The term “Yield Calculation” shall mean the performance results of each applicable Fund in accordance with the provisions of the Releases.

     3. Separate Accounts. The Bank will segregate the assets attributable to each Portfolio (or each class, sub-class, series or sub-series thereof (as applicable), if there are more than one class, sub-class, series or sub-series (as applicable) outstanding) into a separate account for each such Portfolio (or class, sub-class, series or sub-series thereof, if applicable) containing the assets attributable to such Portfolio (or class, sub-class, series or sub-series thereof, if applicable) (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to a Portfolio shall be deemed to refer to any and all applicable classes, sub-classes, series or sub-series thereof if there are more than one class, sub-class, series or sub-series (as applicable) outstanding; any reference in this Agreement to any actions to be taken in respect of a Portfolio shall be deemed to refer to actions with respect to any and all applicable classes, sub-classes, series or sub-series thereof if there are more than one class, sub-class, series or sub-series (as applicable) outstanding; any reference in this Agreement to any assets attributable to a Portfolio (including, without limitation, any portfolio securities and cash and earnings thereon) shall be deemed to refer only to assets of the applicable Fund attributable to such Portfolio (or the applicable classes, sub-classes, series or sub-series thereof); any duty or obligation of the Bank hereunder with respect to a Portfolio shall be deemed to refer to duties and obligations with respect to such Portfolio (or the applicable classes, sub-classes, series or sub-series thereof); and any obligation or liability in respect of a Portfolio hereunder shall be binding only with respect to such Portfolio and shall be discharged only out of the assets attributable to such Portfolio (or the applicable classes, sub-classes, series or sub-series thereof).

     4. Certification as to Authorized Persons. The Secretary or Assistant Secretary or the Manager of each of the Funds will at all times maintain on file with the Bank a certification to the Bank, in such form as may be reasonably acceptable to the Bank, of (i) the names and signatures of its Authorized Persons; (ii) the names of the members of its Board (if any), it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including, without limitation, any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary or the Manager of the Fund will sign a new or amended certification setting forth the change and the new, additional, or omitted names or signatures; and (iii) the expiration date of that certificate, which date in no event shall be later than one year after the delivery of such certificate by the Fund’s Secretary or Assistant Secretary or the Manager to the Bank. The Bank will be entitled to rely and act upon any Officers’ Certificate given to it by any Fund that has been signed by such Fund’s Authorized Persons named in the most recent certification received by the Bank.

     5. Custody of Cash. As custodian for each Portfolio, the Bank will open and maintain a separate account or accounts in the name of the Portfolio or in the name of the Bank, as Custodian for the Portfolio, and will deposit to the account for the Portfolio all of the cash attributable to such Portfolio, except for cash held by a subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) in respect of a Portfolio, or, in connection with payments for redemptions or repurchases of outstanding interests in respect of such Portfolio, notification from the Fund’s transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Portfolio, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below:

     5.1 Purchase of Securities. Upon the purchase of securities in respect of a Portfolio, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs registered in the name of the Portfolio or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker’s confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

     5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of interests in respect of a Portfolio offered for repurchase or redemption in accordance with Section 7 of this Agreement;

     5.3 Distributions and Expenses. For the payment on the account of a Portfolio of dividends or other distributions to interestholders as may from time to time be declared by the Board or the Manager or any Authorized Person delivering Proper Instructions, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses attributable to the Portfolio;

     5.4 Payment in Respect of Securities. For payments in connection with the conversion, exchange, or surrender of Portfolio Securities or securities subscribed to in respect of a Portfolio to be delivered to the Bank;

     5.5 Repayment of Loans. For repayment of loans of money made in respect of a Portfolio, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

     5.6 Repayment of Cash. For repayment of the cash delivered in respect of a Portfolio for the purpose of collateralizing the obligation to return to the Portfolio certificates borrowed from the Portfolio representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates;

     5.7 Foreign Exchange Transactions.

          (a) For payments in connection with Foreign Exchange Agreements that may be entered into or settled by the Bank in respect of a Portfolio upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the applicable Fund deals in respect of the Portfolio or for its failure to comply with the terms of any contract or option;

          (b) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into or settled by the Bank pursuant to Proper Instructions, provided the applicable Fund agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for a Portfolio’s benefit or in which such Portfolio has an interest and which is then in the Bank’s possession or control (or in the possession or control of any third party acting on the Bank’s behalf), and provided, further, that the applicable Fund authorizes the Bank, in the Bank’s sole discretion, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Portfolio on the Bank’s books;

     5.8 Other Authorized Payments. For other authorized transactions in respect of a Portfolio, or other obligations incurred for proper Portfolio purposes, provided that before making any such payment the Bank also will receive a certified copy of a resolution of the Board or the Manager signed by an Authorized Person naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction in respect of the Portfolio, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper purpose; and

     5.9 Termination. Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

     6. Securities.

     6.1 Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of a Portfolio. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers’ Certificate) in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

          Each Fund will furnish from time to time to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may be registered from time to time in the name of the Fund.

     6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers’ Certificate. The Bank will promptly execute and deliver, or cause to be promptly executed and delivered, to each Fund or it’s agent, all notices, proxies, and proxy soliciting materials delivered to the Bank with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of a Portfolio), but without indicating the manner in which such proxies are to be voted.

     6.3 Corporate Action. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a Corporate Action (including, without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split, or stock dividend), which Corporate Action requires a Response, the Bank shall notify the relevant Fund promptly of the Corporate Action, the Response required in connection with the Corporate Action, and the Response Deadline. The Bank shall forward to the Fund via telecopier, electronically and/or by overnight courier with a signature required, all notices, information statements, or other materials relating to the Corporate Action promptly after receipt of such materials by the Bank.

          (a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from a Fund no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has possession of all necessary securities, consents, and other materials no later than 5:00 p.m. on the date specified as the Response Deadline.

          (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all necessary securities, consents, and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary securities, consents, or other materials are received by the Bank after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

          (c) In the event that a Fund notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

          (d) Section 14.3(e) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-Custodian (as that term is defined in Section 14.4(a) hereof).

     6.4 Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Board or the Manager specifically approving deposits of assets attributable to any Portfolio in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board or the Manager has reviewed and approved the arrangement and has not delivered an Officer’s Certificate to the Bank indicating that the Board or the Manager has withdrawn its approval:

          (a) The Bank may keep Portfolio Securities in the Book-Entry System, provided that such Portfolio Securities are represented in an Account which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers and the Bank has established the necessary procedures as required by law and regulation to distinguish and identify separate client assets;

          (b) The records of the Bank (and any such agent) with respect to a Portfolio’s participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall be open at all times during the regular business hours of the Bank (or such agent) for inspection by duly authorized officers, employees, or agents of the Fund or the Manager. Where securities are transferred to an Account with respect to a Portfolio, the Bank also shall identify as attributable to the Portfolio, by book entry or otherwise, a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank’s account on the books of the Federal Reserve Bank;

          (c) The Bank (or its agent) shall pay for securities purchased for the account of a Portfolio or shall pay cash collateral against the return of loaned Portfolio Securities attributable to a Portfolio upon (i) receipt of advice from the Book-Entry System that such Portfolio Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Portfolio. The Bank (or its agent) shall transfer securities sold or loaned for the account of a Portfolio upon:

               (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of loaned securities attributable to the Portfolio has been transferred to the Account; and

               (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained in respect of the Portfolio by the Bank, and shall be provided to the relevant Fund at its request. The Bank shall send the Fund a confirmation of any transfers to or from the account of the Portfolio; and

          (d) The Bank promptly will provide each Fund with any report obtained by the Bank (or its agent) on the Book-Entry System’s accounting system, internal accounting control, and procedures for safeguarding securities deposited in the Book-Entry System.

     6.5 Use of a Depository. Provided (i) the Bank has received a certified copy of a resolution of the Board or the Manager specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board or the Manager has reviewed and approved the arrangement and has not delivered an Officer’s Certificate to the Bank indicating that the Board or the Manager has withdrawn its approval:

          (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver, and otherwise deal with Portfolio Securities (including stock dividends, rights, and other items of like nature), and to receive and remit to the Bank in respect of a Portfolio all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

          (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

          (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account in respect of the Portfolio and the Fund shall pay out of the assets attributable to the Portfolio cash collateral against the return of Portfolio Securities attributable to the Portfolio loaned by the Fund only upon delivery of the Portfolio Securities to or for the account in respect of the Portfolio; and upon any sale of Portfolio Securities, delivery of the Portfolio Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Portfolio Securities will be made only against receipt of the initial cash collateral to or for the account of the Portfolio; and

          (d) The Bank shall use its best efforts to provide that:

               (i) the Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Portfolio Security is lost, destroyed, wrongfully taken, or otherwise not available to be returned to the Bank upon its request;

               (ii) proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

               (iii) such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the account in respect of the Portfolio;

               (iv) such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank’s obligations and duties hereunder as may be necessary for the Fund to comply with applicable recordkeeping requirements; and

               (v) such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

     6.6 Use of Book-Entry System for Commercial Paper. Provided (i) the Bank has received a certified copy of a resolution of the Board or the Manager specifically approving participation in a system maintained by the Bank for the holding of Book-Entry Paper, and (ii) for each year following such approval the Board or the Manager has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer that such Issuer’s Book-Entry Paper has been purchased in respect of a Portfolio, the Bank shall issue and hold in book-entry form, in respect of the Portfolio, commercial paper issued by Issuers. In maintaining procedures for Book-Entry Paper, the Bank agrees that:

          (a) The Bank will maintain all Book-Entry Paper held for a Portfolio in an account of the Bank that includes only assets held by it for customers, provided that the Bank has established the necessary procedures as required by law and regulation to distinguish and identify separate client assets;

          (b) The records of the Bank with respect to a purchase of Book-Entry Paper in respect of the Portfolio through the Bank will identify, by book-entry, commercial paper attributable to the Portfolio which is included in the Book-Entry System and shall be open at all times during the regular business hours of the Bank for inspection by duly authorized officers, employees, or agents of the Fund;

          (c) The Bank shall pay for Book-Entry Paper purchased for the account attributable to the Portfolio upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) making of an entry on the records of the Bank to reflect such payment and transfer for the account attributable to the Portfolio;

          (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred in respect of the Portfolio, and (ii) making of an entry on the records of the Bank to reflect such payment for the account attributable to the Portfolio; and

          (e) The Bank will send to the Fund such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Fund may reasonably request from time to time.

     6.7 Use of Immobilization Programs. Provided (i) the Bank has received a certified copy of a resolution of the Board or the Manager specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank as required by applicable regulation and (ii) for each year following such approval the Board or the Manager has reviewed and approved the arrangement and has not delivered an Officer’s Certificate to the Bank indicating that the Board or the Manager has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

     6.8 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European Branch that is the issuer of such Eurodollar CD, provided that such Portfolio Securities are identified on the books of the Bank as attributable to the applicable Portfolio and that the books of the Bank identify the European Branch holding such Portfolio Securities.

     6.9 Options and Futures Transactions.

          (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

               (i) The Bank shall take action as to put options (“puts”) and call options (“calls”) purchased or sold (written) with respect to a Portfolio regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer registered with NASD, and, if necessary, the Fund, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

               (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin with respect to a Portfolio, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold in respect of a Portfolio, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as that term is defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the account attributable to the Portfolio against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

          (b) Puts, Calls, and Futures Traded on Commodities Exchanges

               (i) The Bank shall take action as to puts, calls, and futures contracts purchased or sold in respect of a Portfolio in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Fund, the Bank, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions attributable to a Portfolio.

               (ii) The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this Section 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and futures contracts and puts and calls thereon instead of options.

     6.10 Segregated Account. Upon receipt of Proper Instructions, the Bank shall establish and maintain a Segregated Account or Accounts attributable to a Portfolio.

          (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

               (i) in accordance with the provisions of any agreement among the Fund, the Bank, and a broker-dealer registered under the Exchange Act and a member of the NASD, or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions attributable to the Portfolio;

               (ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Fund and attributable to the Portfolio or commodity futures purchased or written by the Fund and attributable to a Portfolio;

               (iii) for the deposit of liquid assets (such as cash, U.S. Government securities, or other high grade debt obligations) having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all outstanding forward commitment or “when-issued” agreements relating to the purchase of Portfolio Securities attributable to the Portfolio and all then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms and that are attributable to the Portfolio;

               (iv) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies; and

               (v) for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or the Manager, or of the executive committee of the Board or the Manager signed by an Authorized Person of the Fund, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

          (b) Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

               (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

               (ii) with respect to assets deposited pursuant to (a)(iii) or (a)(iv) above, for sale or delivery to meet obligations attributable to the Portfolio under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

               (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

               (iv) to the extent that outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities or reverse repurchase agreements attributable to the Portfolio are sold to other parties or the obligations thereunder are met from assets attributable to the Portfolio other than those in the Segregated Account;

               (v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

               (vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

     6.11 Interest Bearing Call or Time Deposits. Upon receipt of Proper Instructions relating to the purchase of interest-bearing fixed-term and call deposits in respect of a Portfolio, the Bank shall transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank (i) shall include in its records with respect to the assets attributable to the Portfolio appropriate notation as to the amount of each such deposit and the Deposit Bank, and (ii) shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities attributable to the Portfolio and the responsibility of the Bank therefore shall be the same as and no greater than the Bank’s responsibility in respect of other Portfolio Securities attributable to the Portfolio.

     6.12 Transfer of Securities. The Bank will transfer, exchange, deliver, or release Portfolio Securities held by it hereunder, insofar as such Portfolio Securities are available for such purpose, provided that the Bank will allow any transfer, exchange, delivery, or release under the terms of this Section 6.12 only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange, or delivery is for a purpose permitted under the terms of this Section 6.12 and shall specify the applicable subsection or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver, or release Portfolio Securities only in the following circumstances:

          (a) Upon sales of Portfolio Securities attributable to a Portfolio, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker’s confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

          (b) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment, or otherwise, upon exercise of subscription, purchase, or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefore; provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two (2) business days prior to the tender deadline, and unless the Bank (or its agent or subcustodian hereunder) has possession of such Security at least two (2) business days prior to the tender deadline;

          (c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

          (d) For the purpose of redeeming in-kind interests in the Fund upon authorization from the Fund;

          (e) In the case of option contracts attributable to the Portfolio, for presentation to the endorsing broker;

          (f) When such Portfolio Securities are called, redeemed, or retired or otherwise become payable;

          (g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made with respect to the Portfolio by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account attributable to the Portfolio of the moneys borrowed; and provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender and any loan agreement between the Fund and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

          (h) For the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

          (i) For the purpose of delivering securities attributable to the Portfolio lent to a bank or broker dealer, but only against receipt, in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into in respect of the Portfolio;

          (j) For other authorized transactions attributable to the Portfolio or for other proper corporate purposes, provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board or the Manager, signed by an Authorized Person of the Fund, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction with respect to the Portfolio or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

          (k) Upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

   As to any deliveries made by the Bank pursuant to this Section 6.12, securities or cash receivable in exchange therefor shall be delivered to the Bank.

     7. Redemptions. In the case of payment of assets attributable to a Portfolio held by the Bank in connection with redemptions and repurchases by the Fund of outstanding interests therein, the Bank will rely on notification by the Fund’s transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with a Fund’s governing documents from assets available for said purpose.

     8. Merger, Dissolution, etc. of a Fund or Portfolio. Notwithstanding anything to the contrary in this Agreement (including pursuant to Clause 16 hereof) or any other agreement, in the case of the following transactions, not in the ordinary course of business, namely, the merger of a Fund or Portfolio into or the consolidation of a Fund or Portfolio with another investment company, the sale by a Fund or Portfolio of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of a Fund or Portfolio and distribution of its assets, so long as the primary purpose of such transaction is not to avoid the term of this Agreement, such Fund or Portfolio (as applicable) shall be liable for the payment of the fees, disbursements, and expenses of the Bank under this Agreement only through the effective date of such transaction, and the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon and in accordance with the order of the Fund set forth in an Officers’ Certificate, accompanied by a certified copy of a resolution of the Board or the Manager authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of all such fees, disbursements, and expenses of the Bank, this Agreement will terminate with respect to the applicable Fund or Portfolio and the Bank and the applicable Fund or Portfolio shall be released from any and all obligations hereunder, except for those that explicitly survive termination of the Agreement.

     9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers’ Certificate to the contrary, the Bank will take the following actions without prior authorization or instruction of a Fund or the transfer agent:

     9.1 Endorse for collection and collect in respect of and in the name of each Portfolio all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it attributable to the Portfolio and hold in respect of the Portfolio all income, dividends, interest, and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

     9.2 Present for payment all coupons and other income items held by it in respect of each Portfolio which call for payment upon presentation and hold the cash received by it upon such payment in respect of the Portfolio;

     9.3 Receive and hold in respect of each Portfolio all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights, and similar securities issued with respect to any Portfolio Securities held by it hereunder.

     9.4 Execute as agent in respect of each Portfolio all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund’s name on such certificates as the owner of the securities covered thereby in respect of the Portfolio, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state;

     9.5 Present for payment all Portfolio Securities which are called, redeemed, retired, or otherwise become payable, and hold cash received by it upon payment in respect of each Portfolio; and

     9.6 Exchange interim receipts or temporary securities for definitive securities.

     10. Collections and Defaults. The Bank will use reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities (including dividends, interest, and other income) and to transmit to a Fund notice received by it of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such Portfolio Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will promptly notify the Fund of any such default or refusal to pay.

     11. Maintenance of Records and Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement and applicable rules and regulations. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities, and internal accounting controls will be open to inspection and audit at reasonable times by officers or employees of or consultants retained or auditors employed by any of the Funds and will be preserved by the Bank in accordance with applicable rules and regulations.

   The Bank shall perform fund accounting and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Board or the Manager of the Fund.

   The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

     12. Fund Evaluation and Yield Calculation.

     12.1 Fund Evaluation. The Bank shall compute and, unless otherwise directed by the Board or the Manager, determine as of the close of regular trading on the New York Stock Exchange on each day, as agreed by the parties and reflected on Appendix B hereto, which may be amended from time to time, the net asset value and, if applicable, the public offering price of a share of capital stock, of each Portfolio, such determination to be made in accordance with the provisions of the offering and governing documents of the relevant Fund, as they may from time to time be amended, and any applicable resolutions of the Board or the Manager at the time in force and applicable. The Bank promptly shall notify the Fund, the applicable exchange and the NASD, if applicable, or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities attributable to the Portfolio, (ii) liabilities attributable to the Portfolio not appearing on its books of account kept by the Bank, (iii) reserves, if any, which reserves the Board or the Manager either has or has not authorized, (iv) the source of the quotations to be used in computing the net asset value, (v) the value to be assigned to any security for which no price quotations are available, and (vi) the method of computation of the public offering price on the basis of the net asset value of the shares; and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iv) or (v) above.

     12.2. Yield Calculation. The Bank will compute the Yield Calculation in accordance with the provisions of the Releases, and any Subsequent Staff Positions, subject to the terms set forth below:

          (a) The Bank shall compute the Yield Calculation for the relevant Fund for the stated periods of time as shall be mutually agreed upon, and then the Bank shall communicate in a timely manner the result of such computation to the Fund.

          (b) In performing the Yield Calculation, the Bank will derive the items of data necessary for the computation from the records it generates and maintains for the Fund pursuant to Section 11 hereof. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Fund, any of the Fund’s designated agents, or any of the Fund’s designated third party providers.

          (c) At the request of the Bank, the Fund shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods set forth in the Releases or any of the Subsequent Staff Positions as they specifically apply to the Fund. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to the Fund of a standard or guideline is not free from doubt, or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Fund, the Fund or its designated agent shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation as well as how the computation is to be made, and the Fund shall inform the Bank thereof on a timely basis.

          (d) The Fund shall keep the Bank informed of all publicly available information and of any non-public advice, or information obtained by the Fund from its independent auditors or by its personnel or the personnel of its investment adviser, or Subsequent Staff Positions related to the computations to be undertaken by the Bank pursuant to this Agreement, and the Bank shall not be deemed to have knowledge of such information (except as contained in the Releases) unless it has been furnished to the Bank.

     13. Additional Services. The Bank shall perform the additional services in respect of each Portfolio as are set forth on Appendix C hereto. Appendix C may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank in respect of a Portfolio.

     14. Duties of the Bank.

     14.1 Performance of Duties and Standard of Care. In performing its duties hereunder and any other duties listed on any Schedule or Appendix hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, including, with the prior written consent of the Manager, counsel for a Fund, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

   The Bank will be under no duty or obligation to inquire into and will not be liable for:

          (a) The validity of the issue of any Portfolio Securities purchased for a Portfolio, the legality of the purchase thereof, or the propriety of the price incurred therefor;

          (b) The legality of any sale of any Portfolio Securities for a Portfolio or the propriety of the amount for which the same are sold;

          (c) The legality of an issue or sale of any interests in a Fund or the sufficiency of the amount to be received therefor;

          (d) The legality of the redemption or repurchase of any interests in a Fund or the propriety of the amount to be paid therefor;

          (e) The legality of the declaration of any dividend or other distribution by a Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend or other distribution; and

          (f) Any property or moneys attributable to a Portfolio unless and until received by it, and any such property or moneys after delivery or payment by it in accordance with the terms hereof.

     Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of a Portfolio are such as may properly be held by the relevant Fund in respect of the Portfolio under the provisions of its governing documents, any federal or state statutes or any rule or regulation of any governmental agency.

     However, neither the Bank nor any of its affiliates or agents shall (a) execute contracts (other than those related to the purchase, sale or management of securities) on behalf of a Fund in respect of any Portfolio from within the United States, (b) conduct any of the following activities on behalf of a Fund in respect of any Portfolio from within Massachusetts: (i) maintain principal books and records (although fund accounting services used in preparation of such books and records may be performed and copies may be maintained in Massachusetts), (ii) conduct shareholder or board meetings or (iii) maintain a place of business or (c) conduct any activities on behalf of a Fund in respect of any Portfolio from within any State, other than Massachusetts, without the express permission of the applicable Fund.

      14.2 Agents and Subcustodians with Respect to Property Attributable to a Portfolio Held in the United States.

   The Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

  Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of a Fund to act as a custodian of assets attributable to a Portfolio with respect to property of a Fund held in the United States. The Bank shall have no liability to a Fund or any other person by reason of any act or omission of any subcustodian selected by the Fund, and a Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits, and claims arising directly or indirectly out of the performance of any such subcustodian solely out of the assets attributable to the appropriate Portfolio. Upon request of the Bank, a Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity for acts or omissions by a subcustodian selected by the Fund. The Fund shall pay in respect of each Portfolio all fees and expenses of any subcustodian solely out of the assets attributable to such Portfolio.

      14.3 Duties of the Bank with Respect to Property of a 1940 Act Registered Fund Held Outside of the United States.

            (a) Appointment of Foreign Custody Manager.

                  (i) If a Fund has appointed the Bank to be its Foreign Custody Manager, the Bank’s duties and obligations with respect to a Fund’s Portfolio Securities and other assets maintained outside the United States shall be, to the extent not set forth herein, as set forth in the Delegation Agreement.

                  (ii) If a Fund has appointed any other person or entity to be its Foreign Custody Manager, the Bank shall act only upon Proper Instructions from a Fund with regard to any of the Fund’s Portfolio Securities or other assets held or to be held outside of the United States, and the Bank shall be without liability for any Claim (as that term is defined in Section 15.1 hereof) arising out of maintenance of a Fund’s Portfolio Securities or other assets outside of the United States. The Fund also agrees that it shall enter into a written agreement with such Foreign Custody Manager that shall obligate such Foreign Custody Manager to provide to the Bank in a timely manner all information required by the Bank in order to complete its obligations hereunder. The Bank shall not be liable for any Claim arising out of the failure of such Foreign Custody Manager to provide such information to the Bank. The Bank will reasonably cooperate with a Fund’s FCM if other than the Bank.

            (b) Segregation of Securities. The Bank shall identify on its books as belonging to a Fund the Foreign Portfolio Securities held by each Eligible Foreign Custodian, subject to receipt by the Bank of the necessary information from such Eligible Foreign Custodian if the Foreign Custody Manager is not the Bank.

            (c) Access of Independent Accountants of a Fund. If the Bank is a Fund’s Foreign Custody Manager, upon request of a Fund, the Bank will use its best efforts to arrange for the independent accountants of a Fund to be afforded access to the books and records of any foreign banking institution employed as an Eligible Foreign Custodian insofar as such books and records relate to the performance of such foreign banking institution with regard to a Fund’s Portfolio Securities and other assets.

           (d) Reports by Bank. If the Bank is a Fund’s Foreign Custody Manager, the Bank will supply to a Fund the reports required under the Delegation Agreement.

          (e) Transactions in Foreign Custody Account. Transactions with respect to the assets of a Fund held by an Eligible Foreign Custodian shall be effected pursuant to Proper Instructions from a Fund to the Bank and shall be effected in accordance with the applicable agreement between the Foreign Custody Manager and such Eligible Foreign Custodian. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Eligible Foreign Custodian, then a Fund agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

     14.4 Duties of the Bank with Respect to Property of a Non-1940 Act Registered Fund Held Outside of the United States.

          (a) Appointment of Foreign Sub-Custodians. Each relevant Fund hereby authorizes and instructs the Bank to employ as sub-custodians for Portfolio Securities and other assets attributable to a Portfolio maintained outside the United States the Selected Foreign Sub-Custodians. Upon receipt of Proper Instructions, the Bank and a Fund may agree to designate additional foreign banking institutions and foreign securities depositories to act as Selected Foreign Sub-Custodians hereunder. Upon receipt of Proper Instructions, a Fund may instruct the Bank to cease the employment of any one or more such Selected Foreign Sub-Custodians for maintaining custody of assets attributable to a Portfolio, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented.

          (b) Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Bank and a Fund, assets attributable to a Fund’s Portfolio shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Selected Foreign Sub-Custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in subparagraph (d) hereof. Notwithstanding the foregoing, except as may otherwise be agreed upon in writing by the Bank and a Fund, each Fund authorizes the deposit in Euro-clear or its successors, of Foreign Portfolio Securities eligible for deposit therein and the use of Euro-clear in connection with settlements of purchases and sales of securities and deliveries and returns of securities, until notified to the contrary pursuant to subparagraph (a) of this Section 14.4.

          (c) Segregation of Securities. The Bank shall identify on its books as attributable to a Portfolio the Foreign Portfolio Securities held by each Selected Foreign Sub-Custodian. Each agreement pursuant to which the Bank employs a foreign banking institution shall require that (i) such institution establish a custody account for the Bank and hold in that account Foreign Portfolio Securities and other assets attributable to a Portfolio and (ii) in the event that such institution deposits Foreign Portfolio Securities in a foreign securities depository, it identify on its books as belonging to the Bank the securities so deposited.

          (d) Agreements with Foreign Banking Institutions. Each of the Foreign Sub-Custodian Agreements shall be substantially in the form provided to a Fund, which form shall provide, among other things, that: (a) assets attributable to a Portfolio will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for the assets’ safe custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (b) beneficial ownership of assets attributable to a Portfolio will be freely transferable without the payment of money or value other than for custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (c) adequate records will be maintained identifying the assets as attributable to the Portfolio or the Bank on behalf of its clients, as the case may be; (d) officers of or auditors employed by, or other representatives of the Bank, including (to the extent permitted under applicable law) the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Bank; and (e) assets attributable to a Portfolio held by the Selected Foreign Sub-Custodian will be subject only to the instructions of the Bank or its agents.

          (e) Access of Independent Accountants of a Fund. Upon request of a Fund, the Bank will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a Selected Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its Foreign Sub-Custodian Agreement.

          (f) Reports by Bank. The Bank will supply to each Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund attributable to its Portfolios held by Selected Foreign Sub-Custodians, including, without limitation, an identification of entities having possession of the Foreign Portfolio Securities and other assets attributable to the Portfolios and advice of any transfers of assets into or out of the accounts of such Selected Foreign Sub-Custodians.

          (g) Transactions in Foreign Custody Account. Transactions with respect to the assets attributable to a Portfolio held by a Selected Foreign Sub-Custodian shall be effected pursuant to Proper Instructions from a Fund to the Bank in accordance with the applicable Foreign Sub-Custodian Agreement. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Selected Foreign Sub-Custodian, a Fund agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee, except for any Claim resulting from the negligence, willful misfeasance, or bad faith of the nominee.

          Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account in respect of a Portfolio and delivery of Foreign Portfolio Securities maintained for the account in respect of a Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

          In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any Rights, the Bank promptly shall transmit to a Fund such information in connection therewith as is made available to the Bank by the Selected Foreign Sub-Custodian and promptly shall forward to the applicable Selected Foreign Sub-Custodian any instructions, forms, or certifications with respect to such  Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from a Fund pursuant to Proper Instructions.

Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether a Portfolio is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by a Fund or by the applicable Selected Foreign Sub-Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations or market practices within the market in which such action is to be taken or omitted.

          (h) Liability of Selected Foreign Sub-Custodians. Each Foreign Sub-Custodian Agreement with a foreign banking institution shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Bank and the applicable Fund from and against certain losses, damages, costs, expenses, liabilities, or claims arising out of or in connection with the institution’s performance of such obligations, all as set forth in the applicable Foreign Sub-Custodian Agreement. The Bank shall grant a Fund a right of subrogation with regard to the rights of the Bank as they affect the Fund under any applicable Foreign Sub-Custodian Agreement. Each Fund acknowledges that the Bank, as a participant in Euro-clear, is subject to the Terms and Conditions, a copy of which has been made available to the Fund. The Fund acknowledges that pursuant to such Terms and Conditions, Euro-clear or its successors shall have the sole right to exercise or assert any and all rights or claims in respect of actions or omissions of, or the bankruptcy or insolvency of, any other depository, clearance system, or custodian utilized by Euro-clear in connection with a Fund’s securities and other assets attributable to a Portfolio.

          (i) Tax Law. Except as otherwise set forth herein, the Bank, in its capacity as the custodian of a Fund with respect to its Portfolios, shall have no responsibility or liability for any obligations now or hereafter imposed on such Fund with respect to a Portfolio or the Bank as custodian of the Fund by the tax law of any jurisdiction, including but not limited to any loss or liability resulting from the Fund failing to (i) provide the Bank with any relevant information regarding the Fund’s tax status, and (ii) respond to requests for information or documentation regarding tax rates, eligibility for at-source tax relief, reclaims or other similar notifications. It shall be the responsibility of a Manager to notify the Bank of the obligations imposed on a Fund with respect to a Portfolio or the Bank as the custodian of a Fund by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications, and governmental reporting. The sole responsibility of the Selected Foreign Sub-Custodian with regard to such tax law shall be to use reasonable efforts to assist a Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which a Fund has provided such information.

     14.5 Insurance. The Bank shall exercise the same duties of care with respect to the safekeeping of Portfolio Securities and cash held by it as the Bank exercises in respect of its own similar property. The Bank maintains insurance coverage as required. Notwithstanding the foregoing, the Bank is not required to maintain any special insurance for the benefit of a Fund.

     14.6 Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, the Funds will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Funds also will pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder and for all necessary proper disbursements, expenses, and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any), including any indemnities for any loss, liabilities, or expense to the Bank as provided herein. The Bank also will be entitled to reimbursement by the Funds for all reasonable, customary expenses incurred in conjunction with the termination of this Agreement and any conversion or transfer work done in connection therewith.

           Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance attributable to the applicable Portfolio per the payment date listed in Appendix D, hereto. Fees charged to an account may result in an overdraft that shall bear interest at the current Federal Funds interest rate plus one hundred (100) basis points. A Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty-day period, the undisputed invoice will be deemed to be complete and accurate and may no longer be disputed; provided, however, that each Fund retains the right to dispute any invoice previously deemed to be complete and accurate if subsequently arising information indicates that such invoice or any charge thereon may be inaccurate or improperly or fraudulently claimed or paid. Any disputed invoice will be deemed to be complete and accurate only upon satisfactory resolution of the dispute thereto; provided, however, that each Fund retains the right to dispute further any previously disputed invoice deemed by resolution to be complete and accurate if subsequently arising information indicates that such invoice or any charge thereon may be inaccurate or improperly or fraudulently claimed or paid.

     14.7 Advances by the Bank. The Bank, in its sole discretion, may advance funds in respect of a Portfolio to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the applicable Fund. If any payment or payments with advanced funds result in an overdraft (due to insufficiencies of the account with the Bank in respect of the Portfolio or for any other reason), then this Agreement deems any such overdraft or related indebtedness to be a loan made by the Bank to the Fund in respect of the Portfolio, payable on demand. Such overdraft shall bear interest at the current Federal Funds rate plus one hundred (100) basis points charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. Each Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, and to the extent required by law, in and to any property at any time held by it for the Portfolio’s benefit or in which the Portfolio has an interest and which is then in the Bank’s possession or control (or in the possession or control of any third party acting on the Bank’s behalf). Each Fund authorizes the Bank, in the Bank’s sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit attributable to the Portfolio on the Bank’s books.

     15. Limitation of Liability.

     15.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank Indemnified Parties be liable to a Fund or any third party, and each Fund shall indemnify and hold the Bank and the Bank Indemnified Parties harmless from and against any and all Claims, arising as a result of any act or omission of the Bank or any Bank Indemnified Party under this Agreement, except for any Claim to the extent resulting from the negligence, willful misfeasance, or bad faith of the Bank or any Bank Indemnified Party. Without limiting the foregoing, neither the Bank nor the Bank Indemnified Parties shall be liable for, and the Bank and the Bank Indemnified Parties shall be indemnified against, any Claim arising as a result of:

          (a) Any act or omission by the Bank or any Bank Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer’s Certificate, Proper Instructions, resolution of the Board or the Manager, telegram, telecopier, notice, request, certificate, or other instrument reasonably believed by the Bank to genuine;

          (b) Any act or omission of any subcustodian selected by or at the direction of a Fund;

          (c) Any act or omission of any Foreign Custody Manager other than the Bank, or any act or omission of any Eligible Foreign Custodian if the Bank is not the Foreign Custody Manager or any Selected Foreign Sub-Custodian to the extent to which such Selected Foreign Sub-Custodian is not liable to the Bank;

          (d) Any Corporate Action, distribution, or other event related to Portfolio Securities which, at the direction of a Fund, have not been registered in the name of the Bank or its nominee;

          (e) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained possession of all necessary securities, consents, or other materials by 5:00 p.m. on the date specified as the Response Deadline, except to the extent caused by the negligence, willful misfeasance, or bad faith of the Bank or any Bank Indemnified Party;

          (f) Any act or omission of any European Branch of a U.S. banking institution not affiliated with or controlled by the Bank that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch;

          (g) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the shares of capital stock of the Fund or (ii) the Yield Calculation; or

          (h) Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources, and other similar happenings or events, to the extent the occurrence or continuing of which is outside of the reasonable control of the Bank, provided that the Bank shall have in place a reasonable business continuity plan.

     Notwithstanding anything to the contrary in this Agreement, in no event shall a party hereto be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive, or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

     15.2 Neither the Bank nor any of the Bank’s employees, officers or directors are acting as any Fund’s tax experts. In the event the Bank, acting as custodian to a Fund, provides any tax related services to the Fund, such services are merely to provide calculations and information to be reviewed and approved by the Fund and its agent’s, including the Fund’s tax experts, and to implement the Fund’s tax policy decisions. As such, the Bank’s liability for any losses or Claims related to any such tax services provided to the Fund, in any and all circumstances, shall be limited to and shall not exceed the amount equal to fees paid by the Fund to the Bank for such tax services during the 12 month period just prior to such loss or Claim.

     15.3 The Bank shall indemnify and hold a Fund and its directors, officers, employees and affiliates harmless from and against any Claim to the extent such Claim results from the negligence, willful misfeasance, or bad faith of the Bank or any Bank Indemnified Party.

     15.4 The indemnifications contained herein shall survive the termination of this Agreement.

     16. Termination.

     16.1 Except to the extent provided in this Agreement, the term of this Agreement shall be until September 30, 2009 commencing upon the date hereof (the “Initial Term”), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this

   Agreement shall automatically renew for successive one-year terms (each a “Renewal Term”) unless written notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

   Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within ninety (90) days of receipt of such notice.

   This Agreement also may be terminated by a Fund prior to the expiration of the Initial Term or any Renewal Term if the Bank fails to cure, within ninety (90) days of receipt of a written notice from an officer of the Fund and to such officer’s reasonable satisfaction, the Fund’s determination, in the reasonable discretion of the Fund’s governing body, that the services being rendered by the Bank under this Agreement fail to meet a standard of quality reasonably expected by a consumer of services in the fund administration business.

    This Agreement also may be terminated by the Bank prior to the expiration of the Initial Term or any Renewal Term, upon ninety (90) days’ written notice to the Funds, in the event that the Agreement terminates in respect of one or more Funds pursuant to Clause 8 of this Agreement and the overall relationship between the Bank and collective investment vehicles managed by the Manager and/or its affiliates is materially adversely affected by such termination such that it is no longer economically viable for the Bank to continue serving such relationship, including pursuant to this Agreement.

     16.2 In the event of the termination of this Agreement, the Bank, immediately upon receipt or transmittal (as the case may be) of notice of termination, will commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained as provided in Section 11 hereof to the successor custodian when appointed by the applicable Fund. The obligation of the Bank to deliver and transfer over the assets attributable to Portfolios held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination, the Bank may deliver, subject to the provisions of Section 16.3 hereof, the Portfolio Securities and cash attributable to Portfolios held by the Bank to a bank or trust company of the Bank’s own selection which meets the requirements of all applicable regulations and which has a reported capital, surplus, and undivided profits aggregating not less than $2 billion, to be held by such bank or trust company as property attributable to the applicable Portfolios under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board or the Manager. Thereafter, the Bank and the Fund shall be released from any and all obligations under this Agreement, except those that explicitly survive termination of the Agreement.

      16.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the Interestholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event, the Bank will deliver the Portfolio Securities and cash attributable to the Portfolios held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of Interestholders, upon receipt by the Bank of a copy of the minutes of the meeting of Interestholders at which action was taken, certified by an Authorized Person of the Fund and an opinion of counsel to the Fund in form and content reasonably satisfactory to the Bank. Thereafter, the Bank and the Fund shall be released from any and all obligations under this Agreement.

     16.4 At any time after the termination of this Agreement, each Fund may have, upon written request, reasonable access to the records of the Bank relating to its performance of its duties as custodian.

     17. Confidentiality. Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision. The rights and obligations of this provision survive the termination of the Agreement.

     18. Notices. Unless otherwise provided for in this Agreement, any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (i) United States Postal Service registered mail, (ii) telecopier with written confirmation, or (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

          (a) In the case of notices sent with respect to a Portfolio, to:

                    Fischer Francis Trees & Watts, Inc.
                    200 Park Avenue, 46th Floor
                    New York, NY 10166
                    Attention: Robin S. Meister, Managing Director

               With a copy to:

                    Vastardis Fund Services LLC
                    41 Madison Avenue, 30th Floor
                    New York, NY 10010
                    Attention: William E. Vastardis, President

          (b) In the case of notices sent to the Bank, to:

                    Investors Bank & Trust Company
                    200 Clarendon Street, P.O. Box 9130
                    Boston, Massachusetts 02117-9130
                    Attention: Carol Lowd, Senior Director - Client Management
                    With a copy to: Andrew Josef, Assistant General Counsel

               or at such other place as such party may from time to time designate in writing.

     19. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

     20. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by a Fund without the written consent of the Bank or by the Bank without the written consent of such Fund, authorized and approved by its Board or its Manager; and provided, further, that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

     21. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

     22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     23. Entire Agreement. This Agreement, together with its Appendices and Schedules, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

     24. Limitation of Liability. The Bank agrees that the obligations assumed by the Fund hereunder in respect of any Portfolio shall be limited in all cases to the assets attributable to such Portfolio and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund or from the assets attributable to any other Portfolio. This provision shall survive the termination of the Agreement.

     25. Cooperation with Consultants. The Bank agrees to cooperate fully with any consultants or vendor management companies engaged by the Funds. Upon written request by the Funds, the Bank agrees to provide such consultants or vendor management companies information concerning the Funds and any information concerning the Bank’s servicing of the Funds as is generally provided to the Bank’s clients.

     26. Unless the context otherwise requires, any reference in this Agreement to a Portfolio shall be deemed to refer to any and all applicable classes, sub-classes, series and/or sub-series thereof if there are more than one class, sub-class, series and/or sub-series (as applicable) outstanding; any reference in this Agreement to any actions to be taken in respect of a Portfolio shall be deemed to refer to actions with respect to any and all applicable classes, sub-classes, series and/or sub-series thereof if there are more than one class, sub-class, series and/or sub-series (as applicable) outstanding; any reference in this Agreement to any assets attributable to a Portfolio (or class, sub-class, series or sub-series thereof, if applicable) shall be deemed to refer only to assets attributable to the applicable Portfolio (or applicable class, sub-class, series or sub-series thereof); any duty or obligation of the Bank hereunder with respect to a Portfolio (or class, sub-class, series or sub-series thereof, if applicable) shall be deemed to refer to duties and obligations with respect to the applicable Portfolio (or applicable class, sub-class, series or sub-series thereof); any obligation or liability in respect of a Portfolio (or class, sub-class, series or sub-series thereof, if applicable) hereunder shall be binding only with respect to such Portfolio (or applicable class, sub-class, series or sub-series thereof) and shall be discharged only out of the assets attributable to such Portfolio (or applicable class, sub-class, series or sub-series thereof); and each Portfolio shall be treated by the Bank as a separate entity and party to this Agreement in respect of any duties, obligations and liabilities pursuant to this Agreement or otherwise.

   For the avoidance of doubt, the Bank hereby acknowledges and agrees that, with respect to any Fund and any Portfolio thereof (including, for purposes of this Clause, any special purpose vehicle established by a Fund in respect of any of its Portfolios), notwithstanding the terms of any provisions of this Agreement and any other agreements between the Fund and the Bank (the “Other Agreements”), or any rights which the Bank may otherwise have at law or in equity in relation thereto, in the event that the Bank has any action or claim against the Fund with respect to any Portfolio (or applicable class, sub-class, series or sub-series thereof) arising out of or in connection with this Agreement or the Other Agreements, or any transaction contemplated thereby, the Bank will not have any right of recourse to the assets of, and hereby irrevocably and unconditionally waives any cause or action or claim which it may otherwise have against, the Fund or any other Portfolio (or class, sub-class, series or sub-series thereof, if applicable) which is not the subject of the action or claim. The Bank agrees to treat transactions under this Agreement in respect of any Portfolio (or applicable class, sub-class, series or sub-series thereof) as transactions entered into in respect of such Portfolio (or class, sub-class, series or sub-series thereof, if applicable) and acknowledges that the assets attributable to any other Portfolio (or class, sub-class, series or sub-series thereof, if applicable) do not guarantee or collateralize the obligations of the other Portfolios (or class, sub-class, series or sub-series thereof, if applicable).

   The Bank hereby irrevocably and unconditionally waives any rights which it may otherwise have under the Agreement to appoint, or seek the appointment of, a receiver, examiner or liquidator with respect to any Fund or Portfolio (or applicable class, sub-class, series or sub-series thereof), including any special purpose vehicle established by a Fund in respect of any Portfolio (or applicable class, sub-class, series or sub-series thereof), that is not a party to the transaction which is the subject of such action or claim, or to any of their assets, or otherwise to petition or propose or support a resolution for the appointment of a receiver, examiner or liquidator for the Fund or any Portfolio (or applicable class, sub-class, series or sub-series thereof), including any special purpose vehicle established by a Fund in respect of any Portfolio (or applicable class, sub-class, series or sub-series thereof), that is not a party to the transaction which is the subject of such action or claim, or any of their assets.

   Notwithstanding anything set forth in this Section, the Bank shall not waive any rights against a Fund or any Portfolio (or applicable class, sub-class, series or sub-series thereof) in the case of fraud, willful misconduct, sham or any similar action or inaction by the Fund or any such Portfolio (or applicable class, sub-class, series or sub-series thereof), including by any of their subsidiaries, affiliates, or any investment managers.

   Notwithstanding anything to the contrary, the parties hereby agree that the liability of any Fund with respect to any Portfolio (or applicable class, sub-class, series or sub-series thereof) thereof under this Agreement shall be limited to the net assets attributable to such Portfolio (or applicable class, sub-class, series or sub-series thereof) and the Bank shall have no other recourse against the applicable Fund or the assets attributable to any other Portfolio (or class, sub-class, series or sub-series thereof).

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

FFTW FUNDS, INC. IN RESPECT OF
ITS PORTFOLIOS LISTED ON
APPENDIX A HERETO

By:	/s/ Stephen P. Casper
Name: Stephen P. Casper
Title: President, Director and CEO

INVESTORS BANK & TRUST COMPANY

By:	/s/ Stephen DeSalvo
Name: Stephen DeSalvo
Title: Managing Director

Anti-Money Laundering Disclosure. Important information about opening new accounts with the Bank: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer who opens an account. As a result, the Bank may ask for additional information related to a Fund in order to verify the Fund’s identity as a customer. In addition to requesting a customer’s name, address, date of birth (if applicable), and tax identification number or other documentation for foreign entities, we may also ask for other identifying documents such as trust or partnership agreements or the driver’s license and/or passports for individuals and/or individuals responsible for the entity.

Appendices and Schedules

Appendix A	Funds and Portfolios
Appendix B	NAV Calculation Schedule
Appendix C	Additional Services
Appendix D	Fees

Appendix A

Funds and Portfolios

FFTW Funds, Inc. (including both Investor Class and Advisor Class)

U.S. Short-Term Portfolio
Limited Duration Portfolio
Mortgage-Backed Portfolio
Worldwide Portfolio
Worldwide Core Portfolio
International Portfolio
Emerging Markets Portfolio
U.S. Inflation-Indexed Portfolio
Global Inflation-Indexed Hedged Portfolio

Date:

Appendix B

NAV Calculation Schedule

FFTW Funds, Inc.

For all Portfolios except the U.S. Short-Term Portfolio, Business Day means any Monday through Friday that the New York Stock Exchange is open. At the present time, the New York Stock Exchange is closed on: New Year’s Day, Dr. Martin Luther King’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas. For the U.S. Short-Term Portfolio, Business Day means any Monday through Friday, except holidays observed by the Federal Reserve Banks of New York or Boston. At the present time, these holidays are: New Year’s Day, Dr. Martin Luther King’s Birthday, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas.

Appendix C

Additional Services: None

Appendix D

NAME OF ENTITY	PAYMENT DATE
FFTW Funds, Inc.	Last business day of the month, in arrears